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                                                                   Exhibit 16.1



February 28, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

          We have read the statements made by Pharmaceutical Product Development, Inc. ("PPD") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of PPD's Form 8-K report dated February 25, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very Truly Yours,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP